Exhibit 99.1

Willdan Group Reports First Quarter 2014 Financial Results

Reports 6% Revenue Increase and 7th Consecutive Quarter of Profitability

Investment Community Conference Call Today at 5:00 p.m. Eastern Time

ANAHEIM, Calif. — Willdan Group (NASDAQ: WLDN), a provider of professional technical and consulting services, today reported financial results for the three months ended March 28, 2014, and provided a business update.

For the first quarter of 2014, Willdan reported total contract revenue of $22.7 million and net income of $1.3 million, or $0.18 and $0.17 per basic and diluted share, respectively.

“We are reporting strong earnings on higher year-over-year revenue and our seventh consecutive quarter of profitability,” said Tom Brisbin, Willdan’s Chief Executive Officer. “Our Engineering Services segment continues to benefit from recovery in the residential housing market and more outsourced staffing for cities.  We have hired more than 30 new employees for this segment since the beginning of 2014.

“Revenue from our Energy Efficiency Services segment increased from the first quarter of 2013.  This is notable given the change last year in our project with Consolidated Edison of New York that included our transition to self-performing most of our energy subcontract work, which decreased pass-through revenue and costs.

“We’ve had a good start to 2014 and we are on track to deliver on our outlook for improved profitability in 2014,” Brisbin added.  “We ended the first quarter with a strong balance sheet and will continue to manage expenses carefully throughout the current year.”

First Quarter 2014 Financial Highlights

Total contract revenue for the first quarter of 2014 increased 6% to $22.7 million from $21.4 million for the first quarter of 2013. The increase was due primarily to a $0.7 million increase in contract revenue from the Engineering Services segment to $8.9 million as a result of greater demand for the building and safety and construction management of our Engineering Services segment.  Contract revenue for the Energy Efficiency Services segment increased $0.4 million to $10.4 million due to an increase in the direct installation of energy efficiency measures from the energy efficiency audits in New York and California. Contract revenue from the Public Finance Services segment was $2.5 million and was $0.9 million from the Homeland Security Services segment.

Net income for the quarter ended March 28, 2014 increased by $0.9 million, to $1.3 million, or $0.17 per diluted share, from net income of $0.4 million, or $0.05 per diluted share, for the quarter ended March 29, 2013.

Revenue, net of subcontractor costs, for the first quarter of 2014 increased 12% to $18.5 million from $16.6 million for the first quarter of 2013.

Direct costs of contract revenue were $13.2 million for the first quarter of 2014, compared with $12.0 million for the first quarter of 2013.  The $1.2 million increase resulted from increased demand for the energy efficiency, sustainability and renewable energy services from Willdan Energy Solutions, which generally utilizes a higher percentage of subconsultants than Willdan’s other subsidiaries, and an increase in personnel costs of $0.4 million.

Adjusted EBITDA (as defined below) was $1.5 million for the three months ended March 28, 2014, compared with $0.6 million for the three months ended March 29, 2013.

Total general and administrative expenses for the first quarter of 2014 decreased by 8% to $8.2 million from $8.9 million for the prior year period, due primarily to lower employee costs and facilities and facility related expenses.

Willdan reported $12.7 million in cash and cash equivalents at March 28, 2014, an increase of $4.5 million from $8.1 million at December 27, 2013. Willdan’s primary sources of liquidity are cash generated from operations and a revolving line of credit with BMO Harris Bank, N.A., which matures on March 24, 2016. In connection with the new credit facility entered into during the first fiscal quarter of 2014, no cash amounts are restricted as of March 28, 2014 compared to $5.0 million as of December 27, 2013. Cash flows provided by operating activities were $4.7 million for the three months ended March 28, 2014, compared with $0.7 million for the three months ended March 29, 2013.

Use of Non-GAAP Financial Measures

“Revenues, net of subcontractor costs,” a non-GAAP financial measure, is a supplemental measure that Willdan believes enhances investors’ ability to analyze our business trend and performance because it substantially measures the work performed by our employees. In the course of providing services, we routinely subcontract various services. Generally, these subcontractor costs are passed through to our clients and, in accordance with GAAP and industry practice, are included in our revenue when it is our contractual responsibility to procure or manage these activities. Because subcontractor services can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of our business trends. Accordingly, we segregate costs from revenue to promote a better understanding of our business by evaluating revenue exclusive of costs associated with external service providers. A reconciliation of contract revenue as reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to revenues, net of subcontractor costs is provided at the end of this news release.

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, goodwill impairment and other non-recurring income and expense items occurring in such period. Willdan believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-recurring income and expense items from its operational results, which may facilitate comparison of its results from period to period. A reconciliation of net income (loss) as reported in accordance with U.S. GAAP to Adjusted EBITDA is provided at the end of this news release.

Willdan’s definition of Revenues, net of subcontractor costs and Adjusted EBITDA may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with U.S. GAAP, such as contract revenues and net income.

Conference Call Details

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin will host a conference call today, May 8, 2014, at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, to discuss Willdan’s financial results and provide a business update.

Interested parties may participate in the conference call by dialing 888-561-1721 (480-629-9821 for international callers). When prompted, ask for the “Willdan Group, Inc. First Quarter 2014 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 22, 2013, by dialing 800-406-7325 (303-590-3030 for international callers). The replay access code is 4681757. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Celebrating its 50th year of business, Willdan provides outsourced professional technical and consulting services to public agencies, public and private utilities, and commercial and industrial firms throughout the United States. Willdan benefits from well-established relationships, industry-leading expertise and a solid reputation for delivering projects on time and on budget. The company’s service offerings span a broad set of complementary disciplines that include engineering and planning, energy efficiency and sustainability, financial and economic consulting, and national preparedness. Willdan has crafted this set of integrated services so that, in the face of an evolving environment—whether economic, natural, or built—Willdan can continue to extend the reach and resources of its clients. For additional information, visit Willdan’s website at www.willdan.com.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to improve its profitability in 2014. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2013. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 28, 2014	December 27, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $0 and $5,000,000 at March 28, 2014 and December 27, 2013, respectively	$12,656,000	$8,134,000
Accounts receivable, net of allowance for doubtful accounts of $449,000 and $385,000 at March 28, 2014 and December 27, 2013, respectively	10,791,000	13,167,000
Costs and estimated earnings in excess of billings on uncompleted contracts	10,728,000	9,635,000
Other receivables	350,000	212,000
Prepaid expenses and other current assets	1,900,000	2,377,000
Total current assets	36,425,000	33,525,000

Equipment and leasehold improvements, net	666,000	691,000
Other assets	648,000	333,000
Deferred income taxes, net of current portion	3,688,000	3,688,000
Total assets	$41,427,000	$38,237,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$2,106,000	$1,473,000
Accounts payable	3,576,000	3,957,000
Accrued liabilities	7,324,000	5,808,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,479,000	2,247,000
Current portion of notes payable	319,000	517,000
Current portion of capital lease obligations	124,000	129,000
Current portion of deferred income taxes	3,688,000	3,688,000
Total current liabilities	19,616,000	17,819,000

Capital lease obligations, less current portion	96,000	85,000
Deferred lease obligations	73,000	120,000
Total liabilities	19,785,000	18,024,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,402,000 and 7,375,000 shares issued and outstanding at March 28, 2014 and December 27, 2013, respectively	74,000	74,000
Additional paid-in capital	34,768,000	34,654,000
Accumulated deficit	(13,200,000)	(14,515,000)
Total stockholders’ equity	21,642,000	20,213,000
Total liabilities and stockholders’ equity	$41,427,000	$38,237,000

 WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2014	2013

Contract revenue	$22,686,000	$21,385,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	6,202,000	5,843,000
Subconsultant services and other direct costs	6,996,000	6,191,000
Total direct costs of contract revenue	13,198,000	12,034,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	4,918,000	5,538,000
Facilities and facilities related	1,062,000	1,188,000
Stock-based compensation	41,000	50,000
Lease abandonment, net	—	13,000
Depreciation and amortization	103,000	149,000
Other	2,052,000	1,956,000
Total general and administrative expenses	8,176,000	8,894,000
Income from operations	1,312,000	457,000

Other income (expense), net:
Interest income	2,000	3,000
Interest expense	(4,000)	(27,000)
Other, net	49,000	15,000
Total other income (expense), net	47,000	(9,000)
Income before income taxes	1,359,000	448,000

Income tax expense	44,000	49,000
Net income	$1,315,000	$399,000

Earnings per share:
Basic	$0.18	$0.05
Diluted	0.17	0.05

Weighted-average shares outstanding:
Basic	7,397,000	7,335,000
Diluted	7,609,000	7,382,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 28, 2014	March 29, 2013
Cash flows from operating activities:
Net income	$1,315,000	$399,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,000	166,000
Lease abandonment expense, net	—	13,000
Loss (gain) on sale of equipment	2,000	(5,000)
Provision for doubtful accounts	78,000	65,000
Stock-based compensation	41,000	50,000
Changes in operating assets and liabilities:
Accounts receivable	2,298,000	3,345,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(1,093,000)	(1,279,000)
Other receivables	(138,000)	(6,000)
Prepaid expenses and other current assets	477,000	526,000
Other assets	(315,000)	7,000
Accounts payable	(381,000)	(2,552,000)
Changes in excess of outstanding checks over bank balance	633,000	(300,000)
Accrued liabilities	1,516,000	454,000
Billings in excess of costs and estimated earnings on uncompleted contracts	232,000	(107,000)
Deferred lease obligations	(47,000)	(71,000)
Net cash provided by operating activities	4,721,000	705,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(33,000)	(65,000)
Proceeds from sale of equipment	—	5,000
Net cash used in investing activities	(33,000)	(60,000)

Cash flows from financing activities:
Payments on notes payable	(198,000)	(246,000)
Principal payments on capital lease obligations	(41,000)	(36,000)
Proceeds from stock option exercise	45,000	—
Proceeds from sales of common stock under employee stock purchase plan	28,000	37,000
Net cash used in financing activities	(166,000)	(245,000)
Net increase in cash and cash equivalents	4,522,000	400,000
Cash and cash equivalents at beginning of the period	8,134,000	10,006,000
Cash and cash equivalents at end of the period	$12,656,000	$10,406,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$4,000	$27,000
Income taxes	15,000	49,000

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$47,000	$—

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue and “Revenue, Net of Subcontractor Costs”

	Three Months Ended
			Change
	March 28, 2014	March 29,2013	$	%

Contract revenue	$22,686,000	$21,385,000	$1,301,000	6%
Subcontractor costs	4,194,000	4,805,000	(611,000)	(13)%

Revenue, net of subcontractor costs	18,492,000	16,580,000	1,912,000	12%

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended
	March 28	March 29	March 30	April 1
	2014	2013	2012	2011
Net income (loss)	$1,315	$399	$(1,411)	$(291)
Interest income	(2)	(3)	(1)	(2)
Interest expense	4	27	22	18
Income tax expense (benefit)	44	49	(927)	—
Lease abandonment, net	—	13	4	13
Depreciation and amortization	103	166	191	274
(Gain) loss on sale of assets	(2)	(5)	—	(2)
Litigation reversal	—	—	—	—
Adjusted EBITDA	$1,462	$646	$(2,122)	$10

Contact:

Willdan Group, Inc.
Stacy McLaughlin
Chief Financial Officer
Tel: 714-940-6300
smclaughlin@willdan.com

or

Investor/Media Contact
Financial Profiles, Inc.
Tel: 310-478-2700
Moira Conlon: mconlon@finprofiles.com
Jody Cain: jcain@finprofiles.com